UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 18, 2020

REPRO MED SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Carpenter Road, Chester, New York	10918
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, $0.01 par value	KRMD	Nasdaq Capital Market

Item 8.01 Other Information.

Repro Med Systems, Inc. dba KORU Medical Systems (the “Company”) has made investor presentations using the investor presentation attached as Exhibit 99.1 hereto, which is incorporated herein by reference.

The investor presentation includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained in the investor presentation are “forward-looking” rather than historical. The information contained in the presentation is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in the investor presentation, although it may do so from time to time as its management believes is warranted.

The investor presentation contains Adjusted EBITDA as a non-GAAP financial measure. The Company defines Adjusted EBITDA as earnings (net income) before interest, income taxes, depreciation and amortization, reorganization charges, and litigation, manufacturing initiative and stock option expenses. Prior to January 1, 2020, discontinued product expense and manufacturing initiative expense was not included in the Company’s definition of Adjusted EBITDA. The Company believes that Adjusted EBITDA is used by investors and other users of its financial statements as a supplemental financial measure that, when viewed with the Company’s GAAP results and the accompanying reconciliation, the Company believes provides additional information that is useful to gain an understanding of the factors and trends affecting the Company’s business. The Company also believes the disclosure of Adjusted EBITDA helps investors meaningfully evaluate and compare the Company’s cash flow generating capacity from quarter to quarter and year to year. Adjusted EBITDA is used by the Company’s management as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations. Because management uses Adjusted EBITDA for such purposes, the Company uses Adjusted EBITDA as a significant criterion for determining the amount of annual cash incentive compensation paid to its executive officers and employees.

Non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. The Company’s non-GAAP measures may not be comparable to non-GAAP measures of other companies. Slide 13 of the investor presentation provides a comparison of Adjusted EBITDA presented to the most closely analogous measure determined in accordance with GAAP.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Investor Presentation dated June 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPRO MED SYSTEMS, INC. (Registrant)

Date: June 18, 2020	By:	/s/ Karen Fisher
Karen Fisher Chief Financial Officer